Exhibit 10.1

AMENDMENT 2

TO

HELIUS MEDICAL TECHNOLOGIES, INC.

2018 OMNIBUS INCENTIVE PLAN

RECITALS

A.Helius Medical Technologies, Inc., a Delaware corporation (the “Company”) sponsors the Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan (as previously amended by Amendment No. 1, the “Plan”).

B.The Plan is amended by this Amendment 2 (this “Second Amendment”) in the following respects, effective from and after the date this Second Amendment is approved by the stockholders of Helius Medical Technologies, Inc., in accordance with Article X of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as further amended by this Second Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

AMENDMENT

1.	Section 4.1 of the Plan is hereby amended by deleting subsection 4.1(a)(i) of the Plan in its entirety and substituting the following in lieu thereof:

“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted from and after the Effective Date shall not exceed (A) 718,031 shares, plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time following the effective date of Amendment 2 to the Plan (in each case subject to any increase or decrease pursuant to Section 4.2). For clarity, the number of shares of Common Stock in this Section 4.1(a)(i) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 4.1(a)(i) does not limit the granting of Awards.  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.”

2.	Section 4.1 of the Plan is hereby amended by deleting subsection 4.1(a)(ii) of the Plan in its entirety and substituting the following in lieu thereof:

“The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall be 1,500,000 shares.”

3.	Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.